Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2022 RESULTS

SAN JUAN, PUERTO RICO - November 2, 2022 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the third quarter ended September 30, 2022.

Third Quarter 2022 and Recent Highlights

•Closed Popular Transaction with expected impacts on revenue and margins
•Revenue remained relatively flat at $145.8 million
•GAAP Net Income attributable to common shareholders was $137.8 million or $2.06 per diluted share
•Adjusted EBITDA decreased 25% to $52.4 million; excluding the impact from FX remeasurement Adjusted EBITDA would have been $60.2 million, a decrease of 14%
•Adjusted earnings per common share was $0.40, a decrease of 35%; excluding the impact from FX remeasurement Adjusted earnings per common share would have been $0.53, a decrease of 15%
•Share repurchases in the quarter totaled $37.3 million

Mac Schuessler, President and Chief Executive Officer stated, “Our businesses performed well in the quarter, despite the negative impact from FX and Hurricane Fiona. We are pleased to announce the expansion of our relationship with Mercado Libre into Chile, and that we have signed an agreement for our Placetopay platform with Grupo Aval, one of the largest banking groups in Colombia."

Third Quarter 2022 Results

Revenue. Total revenue for the quarter ended September 30, 2022 was $145.8 million, relatively flat when compared with the prior year. Revenue in Puerto Rico was negatively impacted by the $6.9 million one-time credit granted upon closing of the Popular Transaction and the impact from Hurricane Fiona to our Merchant Acquiring segment. These negative effects were offset by the continued growth in our digital solutions, ATH Movil Business, increased transaction volumes, and revenue generated from the small acquisition we completed in the second quarter. Latin America revenue reflected organic growth and benefited from the revenue contribution from the BBR acquisition completed at the beginning of the quarter.

Net Income attributable to common shareholders. For the quarter ended September 30, 2022, GAAP Net Income attributable to common shareholders was $137.8 million, or $2.06 per diluted share, and includes the impact of the $135.6 million gain recognized from the Popular Transaction. The results also reflect the negative impact from foreign currency remeasurement of $7.8 million for assets and liabilities denominated in US dollars in our foreign subsidiaries. Additionally, cost of sales increased mainly driven by the revenue sharing agreement with Popular and costs related to certain hardware sales completed in the quarter. Operating costs increased primarily due to professional fees, personnel costs, printing supplies and cloud services.

Adjusted EBITDA. For the quarter ended September 30, 2022, Adjusted EBITDA was $52.4 million, a decrease of 25% compared to the prior year and excludes the impact of the $135.6 million gain from the Popular transaction. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 35.9%, a decrease of approximately 12 percentage points from the prior year. The year over year decrease in Adjusted EBITDA and margin primarily reflect the negative impact from foreign currency remeasurement and the increased expenses discussed above, as well as the impact from the one-time credit to Popular.

Adjusted Net Income. For the quarter ended September 30, 2022, Adjusted Net Income was $27.1 million, a decrease of 40% compared with $45.0 million in the prior year. Adjusted earnings per common share was $0.40, a decrease of 35% compared to $0.62 in the prior year. The decrease was driven by the lower Adjusted EBITDA and a higher adjusted tax rate in the quarter, which was also impacted by the $7.8 million foreign currency remeasurement effect.

Share Repurchase

During the three months ended September 30, 2022, the Company repurchased 1,190,379 shares of its common stock at an average price of 31.35 per share for a total of $37.3 million. As of September 30, 2022, a total of approximately $102 million remained available for future use under the Company’s share repurchase program. In addition, in connection with the close of the Popular transaction, the Company received 4,589,160 shares of its own common stock.

2022 Outlook

The Company's financial outlook for 2022 is as follows:

•Total consolidated revenue continues to be anticipated between $607 million and $615 million.
•Adjusted earnings per common share is now expected to be between $2.36 to $2.47 representing a decline of 14% to 10% as compared to $2.74 in 2021.
•Capital expenditures continue to be expected at approximately $60 million.
•Effective tax rate is now anticipated between 17% and 18%, compared to 14% to 15% previously estimated.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2022 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 1955102. The replay will be available through Wednesday, November 9, 2022. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Puerto Rico, the Caribbean and Latin America, providing a broad range of merchant acquiring, payment services and business process management services. Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. In addition, the Company manages a system of electronic payment networks and offers a comprehensive suite of services for core banking, cash processing and fulfillment in Puerto Rico, that process over three billion transactions annually. The Company also offers technology outsourcing in all the regions it serves. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to the Company's segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. The Company's presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

The Company uses Adjusted Net Income to measure the Company's overall profitability because the Company believes it better reflects the comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of merger and acquisition activity. In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future the Company may incur expenses such as those excluded in calculating them. Further, the Company's presentation of these measures should not be construed as an inference that the Company's future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular, Inc. (“Popular”) for a significant portion of its revenues pursuant to the Company’s second amended and restated Master Services Agreement ("MSA") with them, and to grow the Company’s merchant acquiring business; as a regulated institution, the likelihood that the Company will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and its potential inability to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers; the Company’s ability to renew its client contracts on terms favorable to the Company, including, but not limited to, the current term and any extension of the MSA with Popular; the Company’s dependence on its processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on the Company’s personnel and certain third parties with whom it does business, and the risks to the Company’s business if its systems are hacked or otherwise compromised; the Company’s ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of the Company’s merchant clients, for which it may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; the Company’s dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes macroeconomic, market, in international, legal, tax, political, or administrative conditions, including inflation or the risk of recession; the geographical concentration of the Company’s business in Puerto Rico, including its business with the government of Puerto Rico and its instrumentalities, which are facing severe political and fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect the Company’s customer base, general consumer spending, the Company’s cost of operations and the Company’s ability to hire and retain qualified employees; operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; the Company’s ability to protect its intellectual property rights against infringement and to defend itself against claims of infringement brought by third parties; the Company’s ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; the Company’s level of indebtedness and the impact of rising interest rates, and restrictions contained in the Company’s debt agreements, including the secured credit facilities, as well as debt that could be incurred in the future; the Company’s ability to prevent a cybersecurity attack or breach to its information security; the possibility that the Company could lose its preferential tax rate in Puerto Rico; the possibility of future catastrophic hurricanes, earthquakes and other potential natural disasters affecting the Company’s main markets in Latin America and the Caribbean; and uncertainty related to the effect of the discontinuation of the London Interbank Offered Rate at the end of 2021.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports we file with the SEC from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
Beatriz Brown-Sáenz
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(Dollar amounts in thousands, except share data)
Revenues	$145,803	$145,883	$456,622	$434,559

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization	76,272	62,995	215,244	182,180
Selling, general and administrative expenses	26,001	17,126	66,436	49,980
Depreciation and amortization	19,712	18,745	58,432	56,091
Total operating costs and expenses	121,985	98,866	340,112	288,251
Income from operations	23,818	47,017	116,510	146,308
Non-operating income (expenses)
Interest income	807	504	2,279	1,343
Interest expense	(6,763)	(5,684)	(18,242)	(17,248)
Earnings of equity method investment	688	411	2,120	1,307
(Loss) gain on foreign currency remeasurement	(7,779)	(304)	(6,858)	652
Gain on sale of a business	135,642	—	135,642	—
Other income (expenses)	374	450	1,621	2,067
Total non-operating income (expenses)	122,969	(4,623)	116,562	(11,879)
Income before income taxes	146,787	42,394	233,072	134,429
Income tax expense	9,048	7,134	22,911	14,474
Net income	137,739	35,260	210,161	119,955
Less: Net loss attributable to non-controlling interest	(75)	(54)	(140)	(59)
Net income attributable to EVERTEC, Inc.’s common stockholders	137,814	35,314	210,301	120,014
Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	4,125	(6,942)	(210)	(7,823)
Gain on cash flow hedges	5,762	1,537	18,824	6,814
Unrealized (loss) gain on change in fair value of debt securities available-for-sale	(21)	8	(77)	97
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$147,680	$29,917	$228,838	$119,102
Net income per common share:
Basic	$2.08	$0.49	$3.01	$1.66
Diluted	$2.06	$0.48	$2.98	$1.65
Shares used in computing net income per common share:
Basic	66,398,547	71,969,856	69,906,483	72,082,082
Diluted	67,045,809	72,876,253	70,588,915	72,817,707

EVERTEC, Inc.
Schedule 2: Unaudited Condensed Consolidated Balance Sheets

(In thousands)	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$224,971	$266,351
Restricted cash	18,705	19,566
Accounts receivable, net	112,293	113,285
Prepaid expenses and other assets	40,992	37,148
Total current assets	396,961	436,350
Debt securities available-for-sale, at fair value	2,198	3,041
Investment in equity investee	14,071	12,054
Property and equipment, net	49,928	48,533
Operating lease right-of-use asset	17,799	21,229
Goodwill	417,819	393,318
Other intangible assets, net	196,316	213,288
Deferred tax asset	5,414	6,910
Net investment in leases	14	107
Derivative asset	7,070	—
Other long-term assets	13,378	9,926
Total assets	$1,120,968	$1,144,756
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$82,798	$74,540
Accounts payable	33,489	28,484
Contract liability	17,051	17,398
Income tax payable	10,757	7,132
Current portion of long-term debt	28,813	19,750
Current portion of operating lease liability	6,007	5,580
Total current liabilities	178,915	152,884
Long-term debt	426,691	444,785
Deferred tax liability	7,998	2,369
Contract liability - long term	34,726	36,258
Operating lease liability - long-term	13,320	16,456
Derivative liability	—	13,392
Other long-term liabilities	4,063	8,344
Total liabilities	665,713	674,488
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 65,588,270 shares issued and outstanding as of September 30, 2022 (December 31, 2021 - 71,969,856)	655	719
Additional paid-in capital	—	7,565
Accumulated earnings	480,740	506,051
Accumulated other comprehensive loss, net of tax	(29,586)	(48,123)
Total EVERTEC, Inc. stockholders’ equity	451,809	466,212
Non-controlling interest	3,446	4,056
Total equity	455,255	470,268
Total liabilities and equity	$1,120,968	$1,144,756

EVERTEC, Inc.
Schedule 3: Unaudited Condensed Consolidated Statements of Cash Flows

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$210,161	$119,955
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,432	56,091
Amortization of debt issue costs and accretion of discount	1,187	1,423
Operating lease amortization	4,576	4,443
Provision for expected credit losses and sundry losses	3,363	1,428
Deferred tax benefit	(1,699)	(1,119)
Share-based compensation	14,740	10,943
Gain on sale of a business	(135,642)	—
Gain from sale of assets	—	(778)
Loss on disposition of property and equipment and impairment of software	4,691	1,168
Earnings of equity method investment	(2,120)	(1,307)
Dividend received from equity method investment	2,053	1,183
Loss (gain) on valuation of foreign currency	6,858	(652)
(Increase) decrease in assets:
Accounts receivable, net	3,503	(593)
Prepaid expenses and other assets	(3,417)	(3,070)
Other long-term assets	(4,389)	(339)
Increase (decrease) in liabilities:
Accrued liabilities and accounts payable	468	(773)
Income tax payable	2,921	(2,685)
Contract liability	1,344	(2,654)
Operating lease liabilities	(4,450)	(4,107)
Other long-term liabilities	(3,571)	(2,702)
Total adjustments	(51,152)	55,900
Net cash provided by operating activities	159,009	175,855
Cash flows from investing activities
Additions to software	(28,287)	(31,004)
Acquisition of customer relationships	(10,607)	(14,750)
Acquisitions, net of cash acquired	(44,369)	—
Property and equipment acquired	(16,313)	(12,388)
Proceeds from sales of property and equipment	77	805
Purchase of certificates of deposit	(7,264)	—
Proceeds from maturities of available-for-sale debt securities	1,015	—
Acquisition of available-for-sale debt securities	(254)	(2,968)
Net cash used in investing activities	(106,002)	(60,305)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(5,685)	(8,793)
Repayment of short-term borrowings for purchase of equipment and software	(901)	(1,603)
Dividends paid	(10,515)	(10,811)
Repurchase of common stock	(72,532)	(24,388)
Repayment of long-term debt	(9,875)	(28,482)
Net cash used in financing activities	(99,508)	(74,077)

Effect of foreign exchange rate on cash, cash equivalents and restricted cash	4,260	215
Net (decrease) increase in cash, cash equivalents and restricted cash	(42,241)	41,688
Cash, cash equivalents and restricted cash at beginning of the period	285,917	221,105
Cash, cash equivalents and restricted cash at end of the period	$243,676	$262,793
Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$224,971	$244,129
Restricted cash	18,705	18,664
Cash, cash equivalents and restricted cash	$243,676	$262,793

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended September 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$44,592	$33,741	$36,911	$49,306	$(18,747)	$145,803
Operating costs and expenses	26,960	28,513	25,261	38,522	2,729	121,985
Depreciation and amortization	5,116	4,104	1,045	3,745	5,702	19,712
Non-operating income (expenses)	385	(7,094)	348	136,218	(932)	128,925
EBITDA	23,133	2,238	13,043	150,747	(16,706)	172,455
Compensation and benefits (2)	1,557	972	498	503	2,141	5,671
Transaction, refinancing and other fees (3)	330	—	325	(134,974)	8,567	(125,752)
Adjusted EBITDA	$25,020	$3,210	$13,866	$16,276	$(5,998)	$52,374

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $12.3 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring, intercompany software developments and transaction processing of $3.7 million from Payment Services- Latin America to both Payment Services- Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.8 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the gain from the Popular transaction and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of dividends received.

	Three months ended September 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$38,773	$26,792	$37,606	$58,134	$(15,422)	$145,883
Operating costs and expenses	21,420	22,209	19,922	37,412	(2,097)	98,866
Depreciation and amortization	3,989	2,809	1,010	4,691	6,246	18,745
Non-operating income (expenses)	203	1,844	281	551	(2,322)	557
EBITDA	21,545	9,236	18,975	25,964	(9,401)	66,319
Compensation and benefits (2)	260	755	255	70	2,153	3,493
Transaction, refinancing and other fees (3)	—	—	—	—	(42)	(42)
Adjusted EBITDA	$21,805	$9,991	$19,230	$26,034	$(7,290)	$69,770

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $10.8 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $2.4 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $2.2 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A. net dividends received.

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Nine months ended September 30, 2022
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$130,678	$93,308	$111,079	$176,620	$(55,063)	$456,622
Operating costs and expenses	76,920	77,132	68,288	117,747	25	340,112
Depreciation and amortization	15,062	9,628	3,104	12,787	17,851	58,432
Non-operating income (expenses)	928	(3,365)	980	137,542	(3,560)	132,525
EBITDA	69,748	22,439	46,875	209,202	(40,797)	307,467
Compensation and benefits (2)	2,569	2,758	1,284	1,503	7,241	15,355
Transaction, refinancing and other fees (3)	330	—	325	(134,990)	12,647	(121,688)
Adjusted EBITDA	$72,647	$25,197	$48,484	$75,715	$(20,909)	$201,134

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $36.5 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $10.7 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $7.9 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the gain from the Popular transaction and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A, net of dividends received.

	Nine months ended September 30, 2021
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$113,626	$77,641	$106,808	$179,438	$(42,954)	$434,559
Operating costs and expenses	61,270	63,020	55,762	110,276	(2,077)	288,251
Depreciation and amortization	11,813	8,695	2,631	14,085	18,867	56,091
Non-operating income (expenses)	618	5,348	835	2,494	(5,269)	4,026
EBITDA	64,787	28,664	54,512	85,741	(27,279)	206,425
Compensation and benefits (2)	781	2,321	781	1,193	6,204	11,280
Transaction, refinancing and other fees (3)	660	—	—	(647)	1,202	1,215
Adjusted EBITDA	$66,228	$30,985	$55,293	$86,287	$(19,873)	$218,920

(1)Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment revenue eliminations predominantly reflect the $31.2 million processing fee from Payments Services - Puerto Rico & Caribbean to Merchant Acquiring and intercompany software developments and transaction processing of $6.6 million from Payment Services - Latin America to both Payment Services - Puerto Rico & Caribbean and Business Solutions, and transaction processing and monitoring fees of $5.1 million from Payment Services - Puerto Rico & Caribbean to Payment Services - Latin America.
(2)Primarily represents share-based compensation and severance payments.
(3)Primarily represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A. net of dividends received, a software impairment charge and a gain from the sale of asset.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except share data)	2022	2021	2022	2021
Net income	$137,739	$35,260	$210,161	$119,955
Income tax expense	9,048	7,134	22,911	14,474
Interest expense, net	5,956	5,180	15,963	15,905
Depreciation and amortization	19,712	18,745	58,432	56,091
EBITDA	172,455	66,319	307,467	206,425
Equity income (loss) (1)	1,159	(411)	(273)	10
Compensation and benefits (2)	5,671	3,493	15,355	11,280
Transaction, refinancing and other fees (3)	(126,911)	369	(121,415)	1,205
Adjusted EBITDA	52,374	69,770	201,134	218,920
Operating depreciation and amortization (4)	(10,748)	(10,779)	(33,156)	(32,385)
Cash interest expense, net (5)	(5,645)	(4,926)	(15,132)	(14,946)
Income tax expense (6)	(8,908)	(9,125)	(27,910)	(24,416)
Non-controlling interest (7)	47	17	58	(55)
Adjusted net income	$27,120	$44,957	$124,994	$147,118
Net income per common share (GAAP):
Diluted	$2.06	$0.48	$2.98	$1.65
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.40	$0.62	$1.77	$2.02
Shares used in computing adjusted earnings per common share:
Diluted	67,045,809	72,876,253	70,588,915	72,817,707

1)Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Dominican Republic, Consorcio de Tarjetas Dominicanas S.A. ("CONTADO"), net of dividends received.
2)Primarily represents share-based compensation and severance payments.
3)Represents fees and expenses associated with corporate transactions as defined in the 2018 Credit Agreement, the gain from the Popular transaction, a software impairment charge and a gain from sale of assets.
4)Represents operating depreciation and amortization expense, which excludes amounts generated as a result of merger and acquisition activity.
5)Represents interest expense, less interest income, as they appear on the condensed consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
6)Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discrete items.
7)Represents the 35% non-controlling equity interest in Evertec Colombia, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2022 Outlook			2021
(Dollar amounts in millions, except per share data)	Low		High
Revenues	$607	to	$615	$590
Earnings per Share (EPS) (GAAP)	$3.22	to	$3.33	$2.21
Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	(1.43)		(1.43)	0.23
Merger and acquisition related depreciation and amortization (2)	0.47		0.47	0.43
Non-cash interest expense (3)	0.02		0.02	0.02
Tax effect of Non-GAAP adjustments (4)	0.08		0.08	(0.15)
Total adjustments	(0.86)		(0.86)	0.53
Adjusted EPS (Non-GAAP)	$2.36	to	$2.47	$2.74
Shares used in computing adjusted earnings per common share			69.6	72.9

(1)Represents share-based compensation, the elimination of non-cash equity earnings from the Company's 19.99% equity investment in CONTADO, the gain from the Popular Transaction, severance and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.
(2)Represents depreciation and amortization expenses amounts generated as a result of the Merger and intangibles related to acquisitions.
(3)Represents non-cash amortization of the debt issue costs, premium and accretion of discount.
(4)Represents income tax expense on non-GAAP adjustments using the applicable GAAP tax rate.